EXHIBIT 10.23

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

           THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.

         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") is made on or about March 6, 2002, by and among I.T. Technology, Inc., a Delaware corporation ("Company"), Levi Mochkin ("Mochkin"), Ledger Technologies Pty Ltd. ("Ledger"), Sunswipe Australasia Pty Ltd. ("Sunswipe), Daccar Pty Ltd. ("Daccar") and Nasdaq Australia Pty Ltd ("Nasdaq" who, together with Mochkin, Ledger, Sunswipe and Daccar are referred to collectively herein as the "Stockholders").

                                    RECITALS
                                    --------

         WHEREAS, the Stockholders collectively own 70,802,053 shares (the "Shares") of the Company's outstanding common stock, $0.0002 par value per share (the "Company Stock"), in the amounts set forth on Exhibit A attached hereto, an amount which, in the aggregate, represents approximately 49% of the outstanding Company Stock; and

         WHEREAS, in order to facilitate the listing of the Company Stock for public trading and as consideration for the liquidity such listing will provide the Stockholders with respect to their Shares, each of the Stockholders desires to enter into this Agreement.

         NOW, THEREFORE, in consideration of good and valuable consideration, the adequacy of which is hereby acknowledged, and in further consideration of the premises and the mutual agreements contained herein, and intending to be legally bound, the parties hereby agree as follows:

         1. Agreement to Vote and Proxy. Each of the Stockholders hereby agrees that at any meeting of the Stockholders of the Company, however called, and in any action by written consent of the Stockholders of the Company, such Stockholder shall vote all Shares (including all shares of Company Stock to be issued to the Stockholders with respect to the Shares as a result of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company, all of which shares are collectively referred to as the "Shares"), in the manner determined by the holders of the majority of the remaining shares of Company Stock not owned by the Stockholders. In furtherance of the foregoing agreement to vote Shares, each of the Stockholders hereby grants to the board of directors of the Company a proxy to vote such Stockholder's Shares at any meeting of the Stockholders of the Company or in connection with a written consent in lieu of a meeting:

THE PARTIES ACKNOWLEDGE THE PROXY GRANTED HEREIN, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE VALID AND IN FULL FORCE AND EFFECT UNTIL THIS AGREEMENT TERMINATES PURSUANT TO SECTION 3.

         2. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly with the other Stockholders, represents and warrants to the Company that:

               a. Such Stockholder is the sole, true, lawful and beneficial owner of the Shares listed opposite the name of such Stockholder on Exhibit A attached hereto.

               b. Such Stockholder has the power and authority to enter into this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.


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         3. Termination. This Agreement shall terminate on the earlier of (a)
the third anniversary of the date of this Agreement, (b) the date on which the total number of shares of Company Stock beneficially owned by the Stockholders is equal to less than ten percent (10%) of the total number of shares of Company Stock issued and outstanding, (c) a person or group unaffiliated with the persons currently serving as the officers and directors of the Company acquires beneficial ownership of at least fifty percent (50%) of the Company Stock then outstanding, or (iv) one hundred and twenty (120) days from the date hereof in the event that (y) the Company Stock has not been listed or approved for trading on the NASDAQ over the counter bulletin board and (z) the Company has no Rule 15c-211 application filed in connection therewith pending before the NASD or (v) solely with respect to the affected Shares, the sale or transfer of any shares to an unaffiliated third party.

         4. Assignment. No party hereto may assign any of its rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, administrators, executors and representatives.

         5. Specific Performance. Each Stockholder recognizes that, in the event a Stockholder defaults in the performance of such Stockholder's respective obligations hereunder, monetary damages will not be an adequate remedy for the Company. Therefore, the Company shall be entitled to obtain specific performance of the terms of this Agreement. In any action to enforce specifically the performance of this Agreement, each Stockholder waives the defense that there is another adequate remedy at law or equity and agrees that the Company shall have the right to obtain specific performance of each Stockholder's respective obligations under the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

         6. Miscellaneous
            -------------

               a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

               b. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               c. Headings and Language. The various headings herein are inserted for convenience only and shall not be deemed a part of or in any manner affect the terms of this Agreement or their provisions. As used in this Agreement, the masculine, feminine or neuter gender and the singular and plural shall be deemed to include the other whenever the context so indicates.

               d. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in it and supercedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties affected by such supplement, modification or amendment. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               e. Survival of Representations and Warranties. All representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement.

               f. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and assigns, and nothing in this Agreement is intended to relieve or discharge the obligations or liabilities of any third person to any party to this Agreement and no provision should give any third person any right of subrogation or action over or against any party to this Agreement.

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               g. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns.

               h. Expenses. Except as otherwise specifically provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement.

               i. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which he or it may be entitled.

               j. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               k. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom the notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, to the party at its principal office or his residence address set forth below, or at such other address as any party shall give to the other parties for purposes of notice, in accordance with the foregoing.

                  If to the Company or Trustees:

                           I.T. Technology, Inc.
                           34-36 Punt Road
                           Windsor, Victoria 3181
                           Australia

                  If to the Mochkin or Stockholders:

                           Levi Mochkin
                           10 Bickhams Court
                           East Kilder
                           Melbourne, Victoria
                           Australia  3183

                       [Signatures continued on next page]



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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

I.T. TECHNOLOGY, INC.,
A DELAWARE CORPORATION

By:  /s/ Yam-Hin Tan
   --------------------------------
Its:     YAM-HIN TAN
    -------------------------------
         C.F.O/DIRECTOR

    /s/  Levi Mochkin
   --------------------------------
         Levi Mochkin, individually

LEDGER TECHNOLOGIES PTY LTD.                SUNSWIPE AUSTRALASIA PTY LTD.



By       /s/ L. Mochkin                     By   /s/ L. Mochkin
  ---------------------------------             -------------------------------
Its:     LISA MOCHKIN                       Its:     LISA MOCHKIN
    -------------------------------             -------------------------------

DACCAR PTY LTD.                             NASDAQ AUSTRALIA PTY LTD.

By       /s/ Levi Mochkin                   By       /s/ Levi Mochkin
  ---------------------------------             -------------------------------
Its:     LEVI MOCHKIN                       Its:     LEVI MOCHKIN
    -------------------------------             -------------------------------




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                                    EXHIBIT A

         Stockholder                                       Number of Shares
         -----------                                       ----------------

         Ledger Technologies Pty Ltd.                         54,783,356

         Sunswipe Australasia Pty Ltd.                         9,000,000

         Daccar Pty Ltd.                                       6,704,521

         Nasdaq Australia Pty Ltd.                               314,176

         Total:                                               70,802,053